Exhibit 25.1

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FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
Evelyn T. Furukawa

700 South Flower Street, Suite 500

Los Angeles, California 90017

213.630.6463

(Name, address and telephone number of agent for service)

Marathon Oil Corporation

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-0996816 (I.R.S. employer identification no.)
5555 San Felipe Road Houston, Texas (Address of principal executive offices)	77056-2723 (Zip Code)
_________________

Senior Debt Securities
(Title of the Indenture Securities)

1.           General information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.           Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the  Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 16th day of July 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: __/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos Title: Senior Associate

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Marathon Oil Corporation Debt Securities, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:_/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos
Senior Associate

Houston, Texas
July 16, 2010

REPORT OF CONDITION

[Missing Graphic Reference]
Consolidating domestic subsidiaries of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NA
in the state of CA at close of business on March 31, 2010

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,504
Interest-bearing balances		288
Securities:
Held-to-maturity securities		12
Available-for-sale securities		581,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		113,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		10,486
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		2
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		237,642
Other assets		166,465
Total assets		1,966,971

[Missing Graphic Reference]
REPORT OF CONDITION (Continued)

LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		533
Noninterest- bearing	533
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		210,010
Total liabilities		479,234

EQUITY CAPITAL Bank Equity Capital

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		364,077
Accumulated other comprehensive income		1,140
Other equity capital components		0
Total bank equity capital		1,487,737
Noncontrolling (minority) interest in consolidated subsidiaries		0
Total equity capital		1,487,737
Total liabilities and equity capital		1,966,971

We, the undersigned directors, attest to the
correctness of this statement of resources and liabilities.
We declare that it has been examined by us, and to the
best of our knowledge and belief has been
prepared in conformance with the instructions
and is true and correct.
I, Karen Bayz, Chief Financial Officer /s/ Karen Bayz
(Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Troy Kilpatrick, President	/s/ Troy Kilpatrick

Director #2	Frank Sulzberger, MD	/s/ Frank Sulzberger

Director #3	William Lindelof, MD	/s/ William Lindelof